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                                                                    EXHIBIT 23.2


Consent of Independent Certified Public Accountants

The Board of Directors
SystemOne Technologies Inc.:

We hereby consent to the incorporation by reference in the registration statement (No. 333-70379) on Form S-8 of SystemOne Technologies Inc. of our report dated February 12, 2003, relating to the financial statements, which appears in the annual report on Form 10-KSB for the year ended December 31, 2002 of SystemOne Technologies Inc.


                                          /s/  BDO Seidman, LLP

Miami, Florida
March 31, 2003